                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                         BEST BUY CO., INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                               BEST BUY CO., INC.
                            7075 FLYING CLOUD DRIVE
                         EDEN PRAIRIE, MINNESOTA 55344

                                     [LOGO]

                   NOTICE OF REGULAR MEETING OF SHAREHOLDERS

    The 1999 Regular Meeting of the Shareholders of Best Buy Co., Inc., a Minnesota corporation (the "Company"), will be held at The Minneapolis Institute of Arts at 2400 Third Avenue South, Minneapolis, Minnesota, on Thursday, June 24, 1999, at 3:00 p.m., for the following purposes:

    1. To elect three Class 2 directors to serve on the Board of Directors for a term of two years.

    2.  To ratify the appointment of one Class 1 director.

    3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditor for the Company's current fiscal year.

    4.  To approve the Company's EVA Incentive Program.

    5.  To transact such other business as may properly come before the meeting.

    Only Shareholders of record at the close of business on Friday, May 7, 1999, the record date, are entitled to notice of and to vote at the meeting and any adjournments thereof.

    This year, shareholders have the option to vote their shares via the Internet, by telephone or by submitting a traditional proxy card. If you are eligible for voting via the Internet or by telephone, instructions are provided on the enclosed proxy card. Internet and telephone voting are not available if you hold your shares through your broker in "street name."

    Whether or not you expect to attend the meeting in person, please complete, sign and promptly return the enclosed proxy card or complete your voting via the Internet or by telephone, if applicable.

                                          By Order of the Board of Directors

                                          /s/ ELLIOT S. KAPLAN

                                          Elliot S. Kaplan
                                          SECRETARY

Minneapolis, Minnesota
May xx, 1999

                                PROXY STATEMENT

                               BEST BUY CO., INC.
                            7075 FLYING CLOUD DRIVE
                         EDEN PRAIRIE, MINNESOTA 55344

                 REGULAR MEETING OF SHAREHOLDERS--JUNE 24, 1999

                 INFORMATION CONCERNING SOLICITATION AND VOTING

    The enclosed Proxy is solicited by the Board of Directors and management of Best Buy Co., Inc. (the "Company"), for use at the Regular Meeting of Shareholders to be held Thursday, June 24, 1999, at 3:00 p.m., local time, at The Minneapolis Institute of Arts at 2400 Third Avenue South, Minneapolis, Minnesota, or any adjournments thereof (the "Meeting"), for the purposes set forth herein and in the accompanying Notice of Regular Meeting of Shareholders. Proxies will be voted in accordance with the directions specified therein. ANY PROXY IN WHICH NO DIRECTION IS SPECIFIED WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS TO BE CONSIDERED. These proxy solicitation materials are first being sent to Shareholders on or about May xx, 1999.

    As of May 7, 1999, the record date fixed for the determination of Shareholders of the Company entitled to notice of and to vote at the Meeting, there were outstanding ________ shares of Common Stock, which is the only class of the capital stock of the Company outstanding. On February 19, 1999, the Board of Directors approved a two-for-one stock split payable on March 18, 1999, in the form of a stock dividend of one share for every share outstanding as of the close of business on March 4, 1999 (the "Stock Split"). SHARE INFORMATION INCLUDED IN THE PROXY STATEMENT REFLECTS THE STOCK SPLIT UNLESS EXPRESSLY INDICATED.

    Each Shareholder will be entitled to one vote per share on all matters acted upon at the Meeting. This year, certain shareholders will have the option of voting via the Internet, by telephone or by submitting a traditional proxy card. Internet and telephone voting are not available if you hold your shares through your broker in "street name." Please check the enclosed proxy card to see if Internet and telephone voting are available to you. The aggregate number of votes cast by all Shareholders present in person or by proxy at the Meeting will be used to determine whether a motion is carried. Thus, an abstention from voting on a matter by a Shareholder, while included for purposes of calculating a quorum for the Meeting, has no effect on the item on which the Shareholder abstained from voting. In addition, although broker "non-votes" will be counted for purposes of attaining a quorum, they will have no effect on the vote.

    Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by (i) delivering to the principal office of the Company a written notice of revocation, (ii) filing with the Company a duly executed Proxy bearing a later date or (iii) attending the Meeting and voting in person.

    The costs of this solicitation will be borne by the Company. Proxies may be solicited by the Company's directors, officers and regular employees, without extra compensation, by mail, telegram, telephone and personal solicitation. The Company will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to beneficial owners of the Company's Common Stock. The Company will reimburse brokerage firms, banks and other custodians, nominees, fiduciaries and other persons representing beneficial owners for reasonable expenses incurred by them in forwarding proxy solicitation materials and annual reports to the beneficial owners of shares in accordance with the New York Stock Exchange schedule of charges.

                             ELECTION OF DIRECTORS

GENERALLY

    The Company's By-Laws provide that the Board of Directors shall consist of nine directors, five of whom are Class 1 directors and four of whom are Class 2 directors. Directors are elected for a term of two years and the terms are staggered so that Class 1 directors are elected in even-numbered years and Class 2 directors are elected in odd-numbered years. On October 2, 1998, the Board of Directors, upon the recommendation of the Nominating and Public Policy Committee, appointed David H. Starr as a Class 1 director to fill a previously vacant position. By reason of the Meeting, the Shareholders are empowered to elect a director to fill the vacancy.

    Management and the Board of Directors recommend that Elliot S. Kaplan, Richard M. Schulze, and Hatim A. Tyabji be re-elected as Class 2 directors, each to hold office until the 2001 Regular Meeting of Shareholders and until his successor is duly elected and qualified. Management and the Board of Directors further recommend that the Shareholders ratify the appointment of David H. Starr as a Class 1 director to hold office until the 2000 Regular Meeting of Shareholders and until his successor is duly elected and qualified. All of the nominees are members of the Board of Directors of the Company and have served in that capacity since originally elected or designated as indicated below.

    Culver Davis, Jr., an incumbent Class 2 director, is retiring from the Board effective with the Meeting, the expiration of his current term. The Board is not currently nominating another person to fill the vacancy created by Mr. Davis' retirement. The Board intends to consider suitable candidates and reserves the right to fill the vacancy prior to the 2000 Regular Meeting of Shareholders if, in the Board's judgement, it is advisable to appoint the candidate before such meeting.

    The Board of Directors held four regular meetings and three special meetings during the fiscal year ended February 27, 1999. All directors attended at least 75% of the total number of meetings of the Board and of their respective committees of the Board during the period in which they served, with the exception of Yvonne R. Jackson who attended 2 of 6 Board meetings and 1 of 2 of her committee meetings since she began serving on the Board.

    There is no family relationship among the nominees or between any nominee and any of the Company's other directors.

    The five committees of the Board have responsibilities as follows:

    Audit--The purpose of this committee is to provide reasonable assurance that management has prescribed effective financial controls that are designed to ensure that the reported financial information regarding the Company's financial performance is materially accurate, complete and timely.

    Compensation and Human Resources--The purpose of this committee is to periodically review and evaluate the Company's compensation, stock and benefit plans, and develop recommendations with respect thereto to be submitted to the Board for approval. This committee also reviews the Company's practices and policies pertaining to the recruitment, hiring, development and promotion of employees generally and officers in particular. This committee has been authorized by the Board to approve stock option grants without full Board approval.

    Finance and Investment Policy--The purpose of this committee is to assure that the financial policies and financial condition of the Company and the investment policies for qualified employee benefit plans will enable the Company to achieve its long-range goals. This committee also has responsibility for reviewing the general parameters of the Company's leases, real estate holdings, and business insurance coverages.

    Long-Range and Strategic Planning--This committee works with the Company's management to discuss and formulate long-range plans for the Company, including acquisitions, product diversification, elimination or addition of product categories, geographic expansion, line extensions, long-term financial objectives and long-term product and services development concepts.

    Nominating and Public Policy--The purpose of this committee is to identify and present qualified persons for election and re-election to the Board of Directors and to monitor the participation of directors. The committee does not intend to consider nominees recommended by Shareholders. The committee also reviews policies and programs that will assist the Board and management in operating a business that is sensitive to significant public policy issues.

    The following table shows the date each committee was established and the names of the directors serving thereon as of February 27, 1999.

                                                                      NUMBER OF
                                                                   MEETINGS DURING
                COMMITTEE                     DATE ESTABLISHED    LAST FISCAL YEAR            MEMBERS
------------------------------------------  --------------------  -----------------  -------------------------
Audit                                               June 1, 1984              2      Frank D. Trestman*
                                                                                     Culver Davis, Jr.
                                                                                     David H. Starr

Compensation and Human Resources               February 13, 1997              1      Frank D. Trestman*
                                                                                     James C. Wetherbe
                                                                                     Yvonne R. Jackson

Finance and Investment Policy                  February 13, 1997              1      Culver Davis, Jr.*
                                                                                     Bradbury H. Anderson
                                                                                     Hatim A. Tyabji

Long-Range and Strategic Planning              February 13, 1997              2      James C. Wetherbe*
                                                                                     Bradbury H. Anderson
                                                                                     Elliot S. Kaplan
                                                                                     Richard M. Schulze
                                                                                     Hatim A. Tyabji

Nominating and Public Policy                   February 13, 1997              2      Elliot S. Kaplan*
                                                                                     Richard M. Schulze
                                                                                     Yvonne R. Jackson

------------------------

* Committee chairperson

VOTING INFORMATION

    A Shareholder submitting a Proxy may vote for all or any of the nominees for election to the Board of Directors or may withhold his or her vote from any such nominee. Proxies may not be voted for a greater number of persons than the number of nominees named. IF A SUBMITTED PROXY IS PROPERLY SIGNED BUT UNMARKED IN RESPECT OF THE ELECTION OF DIRECTORS, THE PROXY AGENTS NAMED IN THE PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE ELECTION OF ALL OF THE NOMINEES. Each of the nominees has agreed to continue serving the Company as a director if elected; however, should any nominee become unwilling or unable to serve if elected, the Proxy Agents named in the Proxy will exercise their voting power in favor of such other person as the Board of Directors of the Company may recommend. The Company's Articles of Incorporation prohibit cumulative voting and each director will be elected by a majority of the voting power of the shares present and entitled to vote at the Meeting. Shareholders entitled to vote for the election of directors can withhold authority to vote for all or certain nominees for director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table provides certain information as of March 31, 1999, as to the Chief Executive Officer and each of the next five most highly compensated executive officers during the most recent fiscal year, each director including the nominees for election as Class 1 and Class 2 directors, all directors and executive officers as a group, and each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company:

                                                                  NUMBER OF SHARES
                                                                    BENEFICIALLY        PERCENT OF SHARES
NAME                                                         AGE        OWNED          BENEFICIALLY OWNED
-----------------------------------------------------------  ---  -----------------    -------------------
Richard M. Schulze ........................................  58        37,650,879(1)           18.41%
  Chairman, Chief Executive Officer and Director

Bradbury H. Anderson ......................................  49         2,083,312(2)            1.02%
  President, Chief Operating Officer and Director

Allen U. Lenzmeier ........................................  55         1,132,880(3)               *
  Executive Vice President and Chief Financial Officer

Wade R. Fenn ..............................................  40           502,106(4)               *
  Executive Vice President--Marketing

Kenneth R. Weller .........................................  50           121,650(5)               *
  Senior Vice President--Sales

Michael P. Keskey .........................................  44           155,570(6)               *
  Senior Vice President--Sales

Elliot S. Kaplan ..........................................  62           404,708(7)               *
  Secretary and Director

Frank D. Trestman .........................................  64           431,100(8)               *
  Director

Culver Davis, Jr. .........................................  60           248,000(9)               *
  Director

                                                                  NUMBER OF SHARES
                                                                    BENEFICIALLY        PERCENT OF SHARES
NAME                                                         AGE        OWNED          BENEFICIALLY OWNED
-----------------------------------------------------------  ---  -----------------    -------------------
James C. Wetherbe .........................................  50            71,552(10)              *
  Director

Yvonne R. Jackson .........................................  49            10,400(11)              *
  Director

Hatim A. Tyabji ...........................................  54            10,000(12)              *
  Director

David H. Starr ............................................  48            10,000(13)              *
  Director

All directors and executive officers, as a group
  (27 individuals) ........................................  --        43,757,133(14)          21.41%

FLA Asset Management ......................................  --        28,926,800(15)          14.21%
590 Madison Avenue
New York, NY 10022

FMR Corp. .................................................  --        19,427,252(15)           9.54%
82 Devonshire Street
Boston, MA 02109

------------------------

   * Less than 1%.

 (1) The figure represents (a) 33,321,970 outstanding shares owned by Mr. Schulze; (b) 915,590 outstanding shares owned by Mr. Schulze and his wife as joint tenants; (c) 202,652 outstanding shares owned by Mr. Schulze's wife; (d) 240 outstanding shares held in Mr. Schulze's individual retirement account; (e) 529,756 outstanding shares registered in the name of Mr. Schulze and a co-trustee and held by them as trustees of a trust for the benefit of Mr. Schulze; (f) 1,200,000 outstanding shares registered in the name of Mr. Schulze and held by him as trustee of a trust for the benefit of his children (Mr. Schulze has disclaimed beneficial ownership of such shares); (g) 529,756 outstanding shares registered in the name of Mrs. Schulze and a co-trustee and held by them as trustees of a trust for the benefit of Mrs. Schulze (Mr. Schulze has disclaimed beneficial ownership of such shares); (h) 20,000 outstanding shares owned by a partnership in which Mr. Schulze is a partner; (i) 31,495 outstanding shares registered in the name of Wilmington Trust Company, and held by it as trustee of the Company's Retirement Savings Plan for the benefit of Mr. Schulze; (j) 38,420 outstanding shares registered in the name of the Best Buy Children's Foundation, a charitable foundation of which Mr. Schulze is a Board member; and (k) options granted to Mr. Schulze, available for exercise within 60 days, to purchase 861,000 shares.

 (2) The figure represents (a) 1,461,180 outstanding shares owned by Mr. Anderson; (b) 5,332 outstanding shares registered in the name of Wilmington Trust Company, and held by it as trustee of the Company's Retirement Savings Plan for the benefit of Mr. Anderson; (c) 800 outstanding shares registered in the name of Mr. Anderson and held by him as custodian for the benefit of his children (Mr. Anderson has disclaimed beneficial ownership of such shares); and (d) options granted to Mr. Anderson, available for exercise within 60 days, to purchase 616,000 shares.

 (3) The figure represents (a) 865,880 outstanding shares owned by Mr. Lenzmeier; and (b) options granted to Mr. Lenzmeier, available for exercise within 60 days, to purchase 267,000 shares.

 (4) The figure represents (a) 187,708 outstanding shares owned by Mr. Fenn; (b) 34,374 outstanding shares registered in the name of Wilmington Trust Company, and held by it as trustee of the Company's Retirement Savings Plan for the benefit of Mr. Fenn; (c) 3,320 outstanding shares owned by Mr. Fenn's wife; (d) 704 outstanding shares registered in the name of Mr. Fenn as trustee of a trust for the benefit of his son (Mr. Fenn has disclaimed beneficial ownership of such shares); and (e) options granted to Mr. Fenn, available for exercise within 60 days, to purchase 276,000 shares.

 (5) The figure represents (a) 5,550 outstanding shares registered in the name of Wilmington Trust Company, and held by it as trustee of the Company's Retirement Savings Plan for the benefit of Mr. Weller, (b) 600 outstanding shares registered in the name of Mr. Weller as trustee of a trust for the benefit of his child (Mr. Weller has disclaimed beneficial ownership of such shares); and (c) options granted to Mr. Weller, available for exercise within 60 days, to purchase 115,500 shares.

 (6) The figure represents (a) 20,300 outstanding shares owned by Mr. Keskey;
     (b) 9,770 outstanding shares registered in the name of Wilmington Trust Company, and held by it as trustee of the Company's Retirement Savings Plan for the benefit of Mr. Keskey; and (c) options granted to Mr. Keskey, available for exercise within 60 days, to purchase 125,500 shares.

 (7) The figure represents (a) 304,708 outstanding shares owned by Mr. Kaplan; and (b) options granted to Mr. Kaplan, available for exercise within 60 days, to purchase 100,000 shares.

 (8) The figure represents (a) 223,100 outstanding shares owned by Mr. Trestman;
     (b) 72,000 outstanding shares registered in the name of Mr. Trestman's wife as trustee of an irrevocable family trust (Mr. Trestman has disclaimed beneficial ownership of such shares); and (c) options granted to Mr. Trestman, available for exercise within 60 days, to purchase 136,000 shares.

 (9) The figure represents (a) 168,000 outstanding shares owned by Mr. Davis; and (b) options granted to Mr. Davis, available for exercise within 60 days, to purchase 80,000 shares.

 (10) This figure represents (a) 69,128 outstanding shares owned by Mr. Wetherbe; and (b) 2,424 outstanding shares registered in the name of Mr. Wetherbe and held by him as custodian for the benefit of his children (Mr. Wetherbe has disclaimed beneficial ownership of such shares.)

 (11) This figure represents (a) 400 outstanding shares owned by Ms. Jackson; and (b) options granted to Ms. Jackson, available for exercise within 60 days, to purchase 10,000 shares.

 (12) This figure represents options granted to Mr. Tyabji, available for exercise within 60 days, to purchase 10,000 shares.

 (13) This figure represents options granted to Mr. Starr, available for exercise within 60 days, to purchase 10,000 shares.

 (14) The figure represents (a) outstanding shares and options described in the preceding footnotes; (b) 239,532 outstanding shares owned by, and options, available for exercise within 60 days, to purchase 651,500 shares granted to, the Company's other executive officers; (c) 34,608 outstanding shares registered in the name of Wilmington Trust Company, and held by it as trustee of the Company's Retirement Savings Plan for the benefit of certain other executive officers; and (d) 1,760 outstanding shares held by family members of other executive officers.

 (15) As reported on the beneficial owners' respective Schedules 13G, reporting beneficial ownership as of December 31, 1998, as adjusted for the Stock Split.

NOMINEES AND DIRECTORS

NOMINEES FOR CLASS 2 DIRECTORS

    ELLIOT S. KAPLAN has served as a director and Secretary of the Company since January 1971. Since 1961, he has been an attorney with the law firm of Robins, Kaplan, Miller & Ciresi L.L.P., Minneapolis, Minnesota, which serves as outside general counsel to the Company. Mr. Kaplan is also a director of infoUSA, Inc.

    RICHARD M. SCHULZE is a founder of the Company. He has served as an officer and director of the Company from its inception in 1966 and currently serves as its Chairman and Chief Executive Officer. Mr. Schulze is also a director of Pentair Inc., is a Trustee of the University of St. Thomas and serves as a member of the Board of Overseers at the Carlson School of Management at the University of Minnesota.

    HATIM A. TYABJI has served as a director of the Company since April 1998. Since September 1998, Mr. Tyabji has been Chairman and Chief Executive Officer of Saraide, Inc., a provider of internet and wireless data services. From 1986 until 1998, Mr. Tyabji served as President and Chief Executive Officer (and as Chairman from 1992 until 1998) of VeriFone, Inc., which was acquired by Hewlett Packard Company in June 1997. Mr. Tyabji is also a director of PubliCARD, Inc.; Deluxe Corporation; Ariba Technologies, Inc.; and Novatel Wireless, Inc.

NOMINEE FOR CLASS 1 DIRECTOR

    DAVID H. STARR has served as a director of the Company since October 1998. Mr. Starr has been Chief Information Officer of Knight-Ridder, Inc. since June 1998. Prior to that, he was Chief Information Officer for ITT Corporation since May 1993. Mr. Starr also serves on the Board of Directors of Boys Hope/Girls Hope.

CLASS 1 DIRECTORS--TERMS EXPIRE IN 2000

    BRADBURY H. ANDERSON has served as a director of the Company since August 1986. He has been the Company's President and Chief Operating Officer since April 1991. Mr. Anderson has been employed in various capacities with the Company since 1973, including retail salesperson, store manager and sales manager.

    YVONNE R. JACKSON has served as a director of the Company since April 1998. She has been Senior Vice President of Human Resources Worldwide for Burger King Corporation since 1993. Previously, Ms. Jackson had been Vice President of Human Resources at Avon Products, Inc. and had held several marketing positions for Sears Roebuck & Co. In addition, Ms. Jackson serves on the Board of Trustees at Spelman College.

    FRANK D. TRESTMAN has served as a director of the Company since December 1984. He is President of Trestman Enterprises, an investment and business development firm. He had been a consultant to McKesson Corporation and is the former Chairman of the Board and Chief Executive Officer of Mass Merchandisers, Inc., a distributor of non-food products to retailers in the grocery business. Mr. Trestman is also a director of Insignia Systems, Inc. and Metris Companies.

    JAMES C. WETHERBE has served as a director of the Company since July 1993. He has been a professor at the University of Minnesota since 1980 and is currently Professor of Management Information Systems and Director of the University of Minnesota MIS Research Center. In addition, he has been the Federal Express Professor and Director of the FedEx Center for Cycle Time Research at the University of Memphis since August 1993. He is a leading consultant and lecturer on information technology and the author of 18 books and over 200 articles in the field of management and information systems.

CERTAIN TRANSACTIONS

    The Company leases two of its current 311 stores (Burnsville and Edina, Minnesota) from Richard M. Schulze and leases one of its stores (Maplewood, Minnesota) from a partnership in which he is a partner. The lease for the Burnsville store expires in 2006. Annual rent is $349,968 and includes escalation clauses. The lease for the Edina store expires in 2002, and provides for base rent of $183,816 and percentage rent equal to 4% of gross sales made on the premises, but in no event more than $572,000 in the aggregate in any lease year. The lease for the Maplewood store expires in 2014, includes escalation clauses and renewal options, and provides for annual rent of $294,147. Aggregate rents paid and accrued by the Company to Mr. Schulze or partnerships in which he is a partner during the fiscal year ended February 27, 1999, were $1,216,115, a portion of which was used to service debt on the properties where the stores are located and, for some of such stores, to pay certain property related expenses.

    All of the leases with Mr. Schulze and partnerships in which he is a partner were negotiated and approved by the Board of Directors with Mr. Schulze abstaining, the Board of Directors acting in reliance upon one or more of its disinterested members with respect to the determination of market comparisons, alternative rental agreements and negotiations with Mr. Schulze. The leases were determined to be in the best interests of the Company. It is the Company's policy that the Company not engage in real estate transactions with officers, directors, controlling persons and others affiliated with them unless a determination is made by the disinterested members of the Board of Directors, on recommendation by the Finance and Investment Policy Committee (formerly, the Lease Committee) of the Board of Directors, that any such transaction is on terms more favorable to the Company than could be obtained from unaffiliated third parties.

    Pursuant to a lease, the Company has use of an airplane owned by a corporation of which Mr. Schulze and his wife are the sole shareholders. The airplane is generally used by the Company when it is more economical or practical than flying commercial airlines. The Company pays rent to the corporation for use of the plane at an hourly rate, which rent is used by the corporation to service debt and pay for aircraft maintenance and storage. The total amount paid by the Company to the corporation during the fiscal year ended February 27, 1999, was $401,572.

                             EXECUTIVE COMPENSATION

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

    The Compensation and Human Resources Committee of the Board of Directors (the "Committee"), composed of three non-employee directors, is responsible for determining and periodically evaluating various levels and methods of compensating the Company's directors and officers. In accordance therewith, the Committee determines, on an annual basis, the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. The objective of this Committee is to establish a compensation program for executive officers that will attract and retain superior management talent, recognize and reward individual performance, and align the financial interests of the executive officers with the success of the Company and increases in shareholder value.

    The Company's compensation program for executive officers provides compensation opportunities that approximate the mid-point of compensation levels for similarly situated executives within the retail industry, as well as within a broader group of companies of comparable size. Actual compensation levels may be greater or less than average competitive levels in comparable companies because of annual and long-term Company performance as well as individual performance. In setting the levels of executive compensation for the twelve month period ended March 31, 1999, the Committee considered the results of a survey conducted for the Company by its independent auditors, as well as information about the executive compensation of key competitors as set forth in their proxy statements. The Company also subscribes to services that report on developments in executive salary and benefits, and the Committee has considered the relevant material from such services.

EXECUTIVE OFFICER COMPENSATION PROGRAM

    The three components of the Company's executive officer compensation program are base salary, annual incentive compensation in the form of an annual cash bonus and long-term incentive compensation in the form of stock options. Executive officers are also entitled to various benefits including participation in the Company's health plan and Retirement Savings Plan, which are generally available to employees of the Company, and the Company's new Deferred Compensation Plan.

    BASE SALARY. Base salary levels for the Company's executive officers are determined by the Committee early in the fiscal year. Members of the Committee consider individual experience, performance and annual expectations for the officer, as well as the base salaries of executive officers in comparable companies. The base salaries of executive officers have generally been set to be comparable to the midpoint of those of the surveyed executives. The salary levels for the Company's executive officers were approximately equal to the midpoint of the range of executive officers included in the surveys, adjusted based on individual performance.

    INCENTIVE COMPENSATION. In fiscal 1999, the Company offered an annual incentive for selected management employees including executive officers pursuant to a Shareholder-approved bonus program. The purpose of the program was to provide a direct financial incentive in the form of an annual cash bonus to eligible employees to achieve or exceed the Company's annual goals. Bonus amounts were equal to a percentage of an eligible employee's base salary, subject to an individual maximum of $5 million per year. The percentages used for determining bonuses were established annually to provide total cash compensation to eligible employees, assuming certain levels of the Company's annual performance goals were achieved, at a level that was comparable to the midpoint of those of the surveyed managers. Under the program, eligible employees were entitled to bonuses for the fiscal year ended February 27, 1999, based upon the Company's actual net earnings compared to budget. Potential bonuses for fiscal 1999 ranged from 35% to 55% of base salary if 90% of budgeted net earnings was achieved to maximums of 165% to 195% of base salary if fiscal 1999 actual net earnings were 170% or more of budget. The bonus percentages varied based upon the position of the eligible employee. The relationship between net earnings and the bonus percentage was determined by the Committee at the beginning of fiscal 1999. Federal tax laws limit the amount of individual compensation that can be deducted by the Company for tax purposes to $1,000,000. Qualifying performance-based compensation is not subject to the deduction limit. The Company's bonus program was intended to meet the requirements of a qualifying performance-based compensation plan. In addition, the Board of Directors has the authority to award discretionary bonuses.

    Effective for fiscal 2000, the Board of Directors adopted the EVA-Registered Trademark- Incentive Program. This program replaces the previous bonus program. The EVA Incentive Program is described under "Approval of EVA Incentive Program." The Board recommends that the Shareholders approve the EVA Incentive Program at the Meeting.

    STOCK OPTIONS. The Company utilizes stock options as a long-term incentive for executive officers, as well as certain other employees as described below. The objectives of a stock option plan are to further the growth and general prosperity of the Company by enabling current executive officers who have been or will be given responsibility for the administration of the affairs of the Company and upon whose judgment, initiative and effort the Company was or is largely dependent for the successful conduct of its business, to acquire shares of the Company's Common Stock, thereby increasing their personal involvement in the Company.

    The Company's Shareholder-approved 1997 Employee Non-Qualified Stock Option Plan, as amended (the "Employee Plan"), gives the Committee discretion to award stock options to executive officers and certain other employees of the Company and its subsidiaries. The award levels are subjective and not subject to specific criteria. The Employee Plan authorizes the Company to grant to certain categories of employees options to purchase in the aggregate not more than 40,000,000 shares of the Company's Common Stock. Stock options granted pursuant to the Employee Plan have ten-year terms and have exercise restrictions that lapse ratably over four years beginning one year after the date of grant. The exercise prices for such options equal the closing prices for the Company's Common Stock, as quoted on the New York Stock Exchange, on the dates of grant. Awards under the Employee Plan are made to eligible employees at levels calculated to be competitive within the retail industry as well as within a broader group of comparable companies. Employees eligible to receive options under the Employee Plan, numbering approximately 7,200, include: (i) key executive personnel, including officers, senior management employees and members of the Board of Directors who are employees of the Company; (ii) staff management employees, including managers, supervisors and their functional equivalents for warehousing, service, merchandising, leaseholds, installation, and finance and administration; (iii) line management employees, including retail stores and field managers, supervisors and their functional equivalents; and (iv) any employee having served continuously for a period of not less than ten years.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Schulze has served as an officer and director of the Company since its inception in 1966 and currently serves as its Chairman and Chief Executive Officer.

    In determining Mr. Schulze's compensation, the Committee considered Mr. Schulze's performance over the last several years in managing the Company through a difficult period, the outstanding results achieved in fiscal 1998 and his anticipated efforts in fiscal 1999 as the Company continued to advance key strategic initiatives to improve the Company's profitability. The Committee set Mr. Schulze's base salary for the period April 1, 1998 to March 31, 1999 at $950,000, an increase from the $783,500 base salary in previous year.

    Mr. Schulze received a bonus of $1,510,500 for fiscal 1999. The bonus was determined by comparing the Company's net earnings for fiscal 1999 of $224.4 million to the budgeted net earnings established at the beginning of the year.

    Mr. Schulze received options during fiscal 1999 under the Employee Plan to purchase 300,000 shares of the Company's Common Stock at $17.19 per share, the market price at the time of the grant. The determination of the number of options awarded is subjective and not subject to specific criteria. However, in determining the number of options to grant, the Committee considered Mr. Schulze's contributions in leading the significant turnaround in the Company's financial performance and increase in shareholder value as earnings improved from $1.7 million in fiscal 1997 to $94.5 million in fiscal 1998 and the market price of the Company's Common Stock rose over 600% during fiscal 1998.

                                          COMPENSATION AND HUMAN RESOURCES
                                          COMMITTEE

                                          FRANK D. TRESTMAN (CHAIRMAN)
                                          JAMES C. WETHERBE
                                          YVONNE R. JACKSON

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Compensation and Human Resources Committee consists of Frank
D. Trestman (Chairman), James C. Wetherbe, and Yvonne R. Jackson. No executive officer of the Company is a member of the Compensation and Human Resources Committee.

SUMMARY COMPENSATION TABLE

    The following table shows the cash and non-cash compensation for each of the last three fiscal years awarded to or earned during the period by the Chief Executive Officer of the Company and the next five most highly compensated officers of the Company.

                                                                                         LONG TERM
                                                                                       COMPENSATION
                                                                                       -------------
                                                                                         NUMBER OF
                                                               ANNUAL COMPENSATION      SECURITIES
                                                             ------------------------   UNDERLYING       ALL OTHER
                                                FISCAL YEAR  SALARY(1)     BONUS(1)     OPTIONS(2)    COMPENSATION(3)
                                                -----------  ----------  ------------  -------------  ----------------
Richard M. Schulze                                    1999   $  950,000  $  1,510,500      300,000       $   25,353
  Founder, Chairman, Chief Executive Officer          1998      783,500       803,250      500,000           24,045
                                                      1997      750,000            --           --           23,910

Bradbury H. Anderson                                  1999      695,000     1,035,550      240,000           11,053
  President, Chief Operating Officer                  1998      590,300       504,260      400,000            9,745
                                                      1997      565,000            --           --            9,610

Allen U. Lenzmeier                                    1999      495,000       688,050      150,000            9,053
  Executive Vice President, Chief Financial           1998      454,500       349,400      100,000            7,745
  Officer                                             1997      435,000            --           --            7,610

Wade R. Fenn                                          1999      485,000       674,150      150,000            4,053
  Executive Vice President--Marketing                 1998      403,800       311,050      100,000            2,745
                                                      1997      380,000            --       63,200            2,610

Kenneth R. Weller                                     1999      318,000       410,220       90,000            2,773
  Senior Vice President--Sales                        1998      299,100       153,000       60,000            2,745
                                                      1997      268,800        10,000           --            2,610

Michael P. Keskey                                     1999      318,000       410,220       90,000            4,053
  Senior Vice President--Sales                        1998      295,700       153,000       60,000            2,745
                                                      1997      258,800         5,000           --            2,610

------------------------

(1) The Company's Deferred Compensation Plan allows for the deferral of an employee's base salary and cash bonuses. This plan also provides for an employer matching contribution which, combined with the employer match under the Company's Retirement Savings Plan, does not exceed the maximum allowable employer contribution under federal tax law. Amounts shown as base salary and bonus are before any deferrals.

(2) Fiscal 1997 does not include options issued in February 1997 in connection with a repricing of options previously granted.

(3) Includes the portions of premiums paid by the Company for life insurance coverage exceeding $50,000 ("A"), the officers' shares of the Company's contribution to its Retirement Savings Plan ("B"), the officers' shares of the Company's contribution to its Deferred Compensation Plan ("C"), and for Messrs. Schulze, Anderson and Lenzmeier, the premiums paid by the Company for split-dollar life insurance ("D"), as follows:

                                             FISCAL YEAR      "A"        "B"        "C"        "D"
                                            -------------  ---------  ---------  ---------  ---------
Richard M. Schulze........................         1999    $     213  $   2,560  $   1,280  $  21,300
                                                   1998          185      2,560         --     21,300
                                                   1997          210      2,400         --     21,300

Bradbury H. Anderson......................         1999          213      2,560      1,280      7,000
                                                   1998          185      2,560         --      7,000
                                                   1997          210      2,400         --      7,000

Allen U. Lenzmeier........................         1999          213      2,560      1,280      5,000
                                                   1998          185      2,560         --      5,000
                                                   1997          210      2,400         --      5,000

Wade R. Fenn..............................         1999          213      2,560      1,280         --
                                                   1998          185      2,560         --         --
                                                   1997          210      2,400         --         --

Kenneth R. Weller.........................         1999          213      2,560         --         --
                                                   1998          185      2,560         --         --
                                                   1997          210      2,400         --         --

Michael P. Keskey.........................         1999          213      2,560      1,280         --
                                                   1998          185      2,560         --         --
                                                   1997          210      2,400         --         --

OPTIONS AND GRANTS

    The following tables summarize option grants and exercises during the fiscal year ended February 27, 1999, to or by the Chief Executive Officer and the next five most highly compensated executive officers of the Company at the end of the Company's last fiscal year, and the value of all options held by such persons at the end of fiscal 1999.

                          OPTION GRANTS IN FISCAL 1999

                                                                                                  POTENTIAL REALIZABLE
                                                          INDIVIDUAL GRANTS                     VALUE AT ASSUMED ANNUAL
                                        ------------------------------------------------------    RATES OF STOCK PRICE
                                         NUMBER OF     % OF TOTAL                               APPRECIATION FOR OPTION
                                        SECURITIES   OPTIONS GRANTED   EXERCISE                           TERM
                                        UNDERLYING   TO EMPLOYEES IN     PRICE     EXPIRATION   ------------------------
                                          OPTIONS      FISCAL 1999     ($/SHARE)      DATE          5%           10%
                                        -----------  ---------------  -----------  -----------  -----------  -----------
Richard M. Schulze....................      20,000(1)          .21%    $   17.19      4-23-08   $   216,000  $   548,000
                                           300,000(2)         3.21         17.19      4-23-08     3,243,000    8,219,000

Bradbury H. Anderson..................      20,000(1)          .21         17.19      4-23-08       216,000      548,000
                                           240,000(2)         2.57         17.19      4-23-08     2,595,000    6,575,000

Allen U. Lenzmeier....................     150,000(2)         1.61         17.19      4-23-08     1,622,000    4,109,000

Wade R. Fenn..........................     150,000(2)         1.61         17.19      4-23-08     1,622,000    4,109,000

Kenneth R. Weller.....................      90,000(2)          .96         17.19      4-23-08       973,000    2,466,000

Michael P. Keskey.....................      90,000(2)          .96         17.19      4-23-08       973,000    2,466,000

--------------------------

The price of one share of the Company's Common Stock acquired at $17.19 would equal approximately $28.00 and $44.59 when compounded at 5% and 10% over a ten year term.

(1) Number of shares issuable upon the exercise of options granted on April 24, 1998, pursuant to the Company's 1997 Directors' Non-Qualified Stock Option Plan as amended. The options are exercisable as of the date of grant and have a ten year term.

(2) Number of shares issuable upon the exercise of options granted on April 24, 1998, pursuant to the Company's 1997 Employee Non-Qualified Stock Option Plan as amended. Options become exercisable 25% per year beginning one year after the date of grant and have a ten year term.

 OPTION EXERCISES DURING FISCAL 1999 AND VALUE OF OPTIONS AT END OF FISCAL 1999

                                                             NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                            OPTIONS AT END OF FISCAL   IN-THE-MONEY OPTIONS AT END
                                   SHARES                             1999                  OF FISCAL 1999(1)
                                 ACQUIRED ON   REALIZED    --------------------------  ---------------------------
NAME                              EXERCISE     VALUE(1)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-------------------------------  -----------  -----------  -----------  -------------  ------------  -------------
Richard M. Schulze.............     224,000   $ 7,555,000     561,000       775,000    $ 23,047,000   $29,011,000
Bradbury H. Anderson...........     284,000     9,753,000     376,000       620,000      15,474,000    23,209,000
Allen U. Lenzmeier.............     129,500     3,256,000     179,500       409,000       7,640,000    15,665,000
Wade R. Fenn...................      40,000       890,000     190,600       370,600       8,240,000    13,966,000
Kenneth R. Weller..............      90,000     3,236,000      63,000       213,000       2,786,000     7,966,000
Michael P. Keskey..............          --            --      81,500       192,500       3,486,000     7,057,000

--------------------------

(1) Value based on the market value of the Company's Common Stock on the date of exercise or at the end of fiscal 1999, as applicable, minus the exercise price.

COMPARATIVE STOCK PERFORMANCE

    The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on a self-constructed index which includes specialty retailers such as the Company (the "Industry Index") and the S&P Mid-Cap Companies Index published by Standard & Poors (the "Broad Market Index") over the same period.

          COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN OF COMPANY,
                     INDUSTRY INDEX AND BROAD MARKET INDEX*

            EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                     1994       1995       1996       1997       1998       1999
                                   ---------  ---------  ---------  ---------  ---------  ---------
BEST BUY CO., INC................  $  100.00  $   87.04  $   62.04  $   34.26  $  220.60  $  687.07
INDUSTRY INDEX...................  $  100.00  $  103.06  $  115.03  $  138.65  $  221.86  $  245.31
BROAD MARKET INDEX...............  $  100.00  $  101.64  $  128.99  $  150.83  $  205.92  $  202.03

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding year in Best Buy Common Stock, the Industry Index and the Broad Market Index.

*Cumulative Total Return assumes reinvestment of dividends.

Source: Media General Financial Services

RETIREMENT SAVINGS PLAN

    The Company has a retirement savings plan intended to meet the requirements of Internal Revenue Code Section 401(k) (the "Retirement Savings Plan"). Employees who have been employed by the Company for at least six months, worked 500 hours and attained age 21, may elect to save up to 15% of their pre-tax earnings. The Company will match employee contributions after one year of employment in which the employee worked 1,000 hours, at a rate determined by the Board of Directors annually. Participants are fully vested in their contributions and become vested in the Company's matching contributions according to a five-year vesting schedule provided in the Retirement Savings Plan. During the fiscal year ended February 27, 1999, the Company matched 40% of the first 5% of participating employees' pre-tax earnings, or $3,091,048, including $15,360 in the aggregate on behalf of the Chief Executive Officer and the other five most highly compensated executive officers. Although the Company, in adopting the Retirement Savings Plan, expressed its intention to continue funding the trust created by the plan on a permanent basis, the Retirement Savings Plan may be terminated by the Board of Directors at will. Upon a termination of the Retirement Savings Plan, each participant becomes 100% vested. The trustee for the Retirement Savings Plan is Wilmington Trust Company.

DEFERRED COMPENSATION PLAN

    Effective April 1, 1998, the Company adopted a non-qualified, unfunded deferred compensation plan (the "Deferred Compensation Plan"). Participation in the Deferred Compensation Plan is limited to certain management employees, highly compensated employees and members of the Board of Directors, as determined by the Company in its sole discretion. A participant may elect to defer up to 75% of base salary and 100% of bonus and director fees. Amounts deferred under the Deferred Compensation Plan are credited or charged with the performance of the investment options offered under the plan and elected by the participants. Investment options do not represent actual investments, rather a measurement of performance. Participants in the Deferred Compensation Plan can elect to receive distributions from the plan at retirement or earlier as permitted by the plan. Participants are fully vested in their contributions and become vested in the Company contribution according to a five-year vesting schedule provided in the Deferred Compensation Plan. During the fiscal year ended February 27, 1999, the Company matched 40% of the first 5% of participating employees' pre-tax earnings, or $101,545, including $6,400 in the aggregate on behalf of the Chief Executive Officer and the other five most highly compensated executive officers. Although the Company, in adopting the Deferred Compensation Plan, expressed its intention to continue the plan for an indefinite period of time, the Board of Directors may terminate the plan at will.

DIRECTORS' COMPENSATION

    Each non-employee director of the Company received $15,000 plus expenses for his or her services as a director in fiscal 1999 and each committee chairperson received an additional fee of $3,000. Beginning with fiscal 2000, the annual director fee has been increased to $25,000 and an additional $500 fee will be paid for each committee meeting attended. On April 24, 1998, the Company granted to each director an option to purchase 20,000 shares of Common Stock at an exercise price of $17.19 per share, pursuant to the Company's 1997 Directors' Non-Qualified Stock Option Plan, as amended (the "1997 Directors' Plan"), described below. Options, outstanding as of March 31, 1999, to purchase 634,000 shares of the Company's Common Stock at exercise prices per share ranging from $3.19 to $19.56 have been granted under both the 1997 Directors' Plan and the Company's 1987 Directors' Non-Qualified Stock Option Plan, as amended (the "1987 Directors' Plan"), described below, to the Company's directors for their services as directors, including directors who are employees of the Company. During the last fiscal year, directors realized a net value of securities (market value less exercise price) pursuant to the exercise of options granted under the 1987 Directors' Plan and 1997 Directors' Plan as follows: Culver Davis, Jr., $3,303,400; Elliot Kaplan, $926,400; Frank Trestman, $894,720; and James Wetherbe, $3,621,880. David Stanley, a former director who retired June 25, 1998, realized a net value of securities of $1,286,600 pursuant to the exercise of options in fiscal 1999 while he was a director.

DIRECTORS' NON-QUALIFIED STOCK OPTION PLANS

    Options granted pursuant to the 1987 Directors' Plan, which expired May 1, 1997, vest immediately and are exercisable for a period of five years after the date of grant. Options to purchase 2,392,000 shares of the Company's Common Stock had been granted pursuant to the 1987 Directors' Plan and, as of March 31, 1999, 284,000 remain outstanding.

    The 1997 Directors' Plan was adopted by the Board of Directors and approved by the Shareholders. The number of shares subject to the 1997 Directors' Plan is 2,800,000 shares. The number of options granted to directors is discretionary as determined by the Compensation and Human Resources Committee and not subject to specific criteria. These options vest immediately and are exercisable for a period of ten years. The exercise price for the options granted pursuant to the 1997 Directors' Plan equals the closing prices of the Company's Common Stock, as quoted on the New York Stock Exchange, on the dates of grant. As of March 31, 1999, options to purchase 450,000 shares of the Company's Common Stock had been granted pursuant to the 1997 Directors' Plan, and 350,000 remain outstanding.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's equity securities, to file with the

Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed, all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than ten percent of the Company's outstanding equity securities were complied with during the fiscal year ended February 27, 1999, except for (i) a late Form 4 filing reporting an indirect sale of shares and several gifts and transfers of shares involving Chairman and Chief Executive Officer Richard M. Schulze; (ii) a late Form 5 filing reporting a gift of shares by Director James C. Wetherbe; and
(iii) a late Form 4 filing reporting a sale of shares by Wayne R. Inouye, Senior Vice President--Merchandising.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors has appointed Ernst & Young LLP as the Company's independent auditor for the fiscal year which began February 28, 1999. A proposal to ratify that appointment will be presented at the Meeting. Ernst & Young LLP has served as the Company's auditor since August 1994. Ernst & Young LLP has no relationship with the Company other than that arising from its engagement as independent auditor. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from Shareholders.

    The Board of Directors recommends a vote FOR the proposal to ratify the appointment of Ernst & Young LLP. If the appointment is not ratified by the Shareholders, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to an unfavorable vote.

            APPROVAL OF EVA-REGISTERED TRADEMARK- INCENTIVE PROGRAM

    Effective for fiscal 2000 (the fiscal year ending February 26, 2000), the Board of Directors has adopted the EVA-Registered Trademark- Incentive Program that provides for incentive compensation to selected management employees, numbering approximately 150 employees, based on a measure of "Economic Value Added," or "EVA," of the Company. The EVA Incentive Program replaces the Company's existing bonus program. The purpose of the EVA Incentive Program is to motivate performance through incentive compensation that rewards participating employees for increasing shareholder value over the long term.

    The Board of Directors adopted the EVA Incentive Program in April 1999. Shareholder approval of the EVA Incentive Program will allow payments made under the program to be tax deductible as "performance-based" compensation under
Section 162(m) of the Internal Revenue Code (the "Code"). Section 162(m) of the Code disallows a corporate tax deduction for compensation in excess of $1 million per year paid to certain executive officer. However, certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if, among other things, the material terms of a program, such as the EVA Incentive Program, are approved by a corporation's shareholders. If the EVA Incentive Program is not approved by the Company's Shareholders, amounts paid pursuant to the program may not be deductible for federal income tax purposes.

PURPOSE OF THE EVA INCENTIVE PROGRAM

    The purpose of the EVA Incentive Program is to motivate performance by linking incentive pay to improvements in the Company's EVA. EVA is a measurement of the amount by which the Company's after tax profits, after certain adjustments, exceed the cost of capital employed by the Company. The use of EVA as a performance measurement for incentive compensation is designed to help managers in making decisions that lead to overall improvement in shareholder value, taking into account not only profits generated, but the economic cost of capital to generate the profits.

PRINCIPAL FEATURES OF THE EVA INCENTIVE PROGRAM

    The EVA Incentive Program is administered by the Compensation and Human Resources Committee of the Board of Directors. The Committee will determine in the first quarter of each fiscal year which employees are eligible to participate for a particular program year. The Committee will determine target incentive compensation awards available to each participant in the EVA Incentive Program for a program year, expressed as a percentage of the individual's annual base salary. The percentage is based upon the participant's job responsibilities and competitive levels of incentive compensation for comparable positions in the marketplace. During the first quarter of each year, the Committee will approve a target level of EVA performance for all participants for the program year. The actual incentive compensation accrued for a participant under the EVA Incentive Program is determined by adjusting the participant's target incentive compensation for the year upwards or downwards based upon the actual EVA for the year relative to the target EVA. If actual EVA for any program year falls below a minimum level established by the Committee, no incentive compensation will be accrued for participants for that program year.

    The amount of annual incentive compensation accrued for a participant based upon levels of EVA improvement achieved may be reduced for a participant's failure to achieve individual performance objectives. These individual objectives may be financial or non-financial in nature. After the accrued amount of incentive compensation, if any, for a participant has been determined under the EVA Incentive Program for a program year, it will be credited to the participant's "bonus bank." The participant will be paid from the bonus bank for such year up to the target incentive pay amount, plus one-third of any remaining bonus bank balance for such year and prior program years. Upon termination of employment, a participant's bonus bank will be reduced to zero and no further payments will be made to the participant under the EVA Incentive Program. The maximum amount of the compensation under the EVA Incentive Program that may be paid to a participant during any one calendar year is $5 million.

    The EVA Incentive Program may be amended at any time by the Board of Directors or the Committee, and Shareholder approval of amendments may be sought if required to maintain compliance with Section 162(m) of the Code. The EVA Incentive Program will remain in effect until replaced by another incentive compensation program.

    The following table represents the approximate incentive compensation that would be accrued and credited to the bonus bank for fiscal 2000 under the EVA Incentive Program at varying levels of EVA improvement. The amount of incentive compensation that may be accrued is uncapped and varies proportionately with the level of EVA achieved relative to target. Amounts actually paid would be in accordance with the limitations on payments from the bonus bank described above.

                         EVA INCENTIVE PROGRAM BENEFITS

                                                                      PERCENTAGE OF EVA TARGET ACHIEVED
                                                            -----------------------------------------------------
NAME                                                           50%          100%          150%          200%
----------------------------------------------------------  ----------  ------------  ------------  -------------
Richard M. Schulze .......................................  $   69,000  $  1,250,000  $  1,913,000  $   2,575,000
  Chairman and Chief Executive Officer
Bradbury H. Anderson .....................................      30,000       548,000       838,000      1,128,000
  President and Chief Operating Officer
Allen U. Lenzmeier .......................................      19,000       341,000       522,000        703,000
  Executive Vice President and Chief Financial Officer
Wade R. Fenn .............................................      19,000       341,000       522,000        703,000
  Executive Vice President--Marketing
Kenneth R. Weller ........................................      10,000       183,000       280,000        377,000
  Senior Vice President--Sales
Michael P. Keskey ........................................      10,000       183,000       280,000        377,000
  Senior Vice President--Sales
All executive officers, as a group (20 individuals) ......     278,000     4,994,000     7,640,000     10,287,000
All non-executive officer directors, as a group
  (7 individuals) ........................................           0             0             0              0
All non-executive officer employees, as a group ..........     356,000     6,396,000     9,786,000     13,175,000

    The Board of Directors recommends a vote FOR the proposal to approve the EVA Incentive Program. The affirmative vote of the holders of the majority of the voting power of the shares present, in person or by Proxy, and entitled to vote is required to approve the EVA Incentive Program.

    IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE EVA INCENTIVE PROGRAM.

                                 OTHER BUSINESS

    The Company knows of no other matters to be acted upon at the Meeting. If any other matters properly come before the Meeting it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

                     PROPOSALS FOR THE NEXT REGULAR MEETING

    Any proposals by a Shareholder to be presented at the 2000 Regular Meeting of Shareholders must be received at the Company's principal executive offices at 7075 Flying Cloud Drive, Eden Prairie, Minnesota 55344, no later than January 14, 2000.

                                          By Order of the Board of Directors

                                          /s/ ELLIOT S. KAPLAN

                                          Elliot S. Kaplan
                                          SECRETARY

Dated: May xx, 1999

PROXY                                                                     PROXY

                              BEST BUY CO., INC.
                           7075 FLYING CLOUD DRIVE
                        EDEN PRAIRIE, MINNESOTA 55344

              THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT
          FOR THE REGULAR MEETING OF SHAREHOLDERS -- JUNE 24, 1999

The undersigned hereby appoint(s) Richard M. Schulze and Elliot S. Kaplan, or either of them, each with the power of substitution, as proxies and agents ("Proxy Agents"), in the name of the undersigned to represent and to vote as designated all of the shares of Common Stock of Best Buy Co., Inc. (the "Company"), held of record by the undersigned as of the close of business on Friday, May 7, 1999, at the Regular Meeting of Shareholders to be held on Thursday, June 24, 1999, at 3:00 p.m., and any adjournment(s) thereof, the undersigned herewith ratifying all that the said Proxy Agents may so do. The undersigned further acknowledges receipt of the Notice of Regular Meeting of Shareholders and the Proxy Statement in support of the Board of Directors' and Management's solicitation of proxies dated May xx, 1999.

   MAIL IN VOTING:  PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                        USING THE ENCLOSED ENVELOPE.
    INTERNET/TELEPHONE VOTING:  INSTRUCTIONS TO VOTE VIA THE INTERNET OR
                    BY TELEPHONE ARE ON THE REVERSE SIDE.

                       (Continued on the reverse side)




-------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

/X/ PLEASE MARK YOUR                                                       2406
    VOTES AS IN THIS EXAMPLE.


                                             FOR ALL    WITHHOLD ALL    FOR ALL
                                             NOMINEES     NOMINEES      EXCEPT*

1. Election of three Class 2 Directors --      /  /         /  /         /  /
   ELLIOT S. KAPLAN, RICHARD M. SCHULZE
   and HATIM A. TYABJI

   *EXCEPT NOMINEE(S) WRITTEN BELOW


-----------------------------------

                                               FOR          AGAINST     ABSTAIN

2. Proposal to ratify the appointment of       /  /         /  /         /  /
   one Class 1 Director -- DAVID H. STARR


                                               FOR          AGAINST     ABSTAIN

3. Proposal to ratify the appointment of       /  /         /  /         /  /
   Ernst & Young LLP as the Company's
   independent auditor for the current
   fiscal year.


                                               FOR          AGAINST     ABSTAIN

4. Proposal to approve the Company's           /  /         /  /         /  /
   EVA Incentive Program.

5. In their discretion, the Proxy Agents are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed and returned to the Company will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3 and 4.


Dated:_____________________, 1999

Signature(s):____________________________________________________________

_________________________________________________________________________


Please date and sign exactly as name(s) appears hereon and return promptly in the accompanying postpaid envelope. If shares are held by joint tenants or as community property, both shareholders should sign.

-------------------------------------------------------------------------------
    FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL





                              BEST BUY CO., INC.
                        INTERNET AND TELEPHONE VOTING

Dear Shareholder:

Best Buy Co., Inc. encourages you to take advantage of new and convenient ways to vote your shares prior to the Thursday, June 24, 1999 Regular Meeting of Shareholders. You can vote your shares electronically through the Internet or by telephone 24 hours a day, 7 days a week. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

1.  To vote over the Internet:
    -  Log on the Internet and go to the Web site: http://www.vote-by-net.com.
    -  Have this proxy card in hand when you log-on.

2.  To vote over the telephone:
    -  On a touch-tone telephone, call (800) OK2-Vote (1-800-652-8683).
    -  Outside of the U.S. and Canada, call (201) 324-0377.
    -  Have this proxy card in hand when you call.


Your electronic vote authorizes the named Proxy Agents in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

              YOUR VOTE IS IMPORTANT.  THANK YOU FOR VOTING.

                              CERTIFICATE OF RESOLUTIONS

     I, Elliot S. Kaplan, the Secretary of Best Buy Co., Inc., a Minnesota corporation, do hereby certify that the following resolutions were duly adopted by the Directors of this corporation at a meeting held April 16, 1999, and that said resolutions are still in full force and effect:


     RESOLVED:

            The Board of Directors of this corporation hereby adopts the EVA Incentive Program to provide annual incentive compensation to management employees of the corporation for increasing shareholder value over the long term. Under the program, incentive compensation is linked to improvements in the corporation's "economic value added," or "EVA," a measurement of the amount by which the corporation's after-tax profits, after certain adjustments, exceed the cost of capital employed by the corporation. The amount of incentive compensation which may be accrued for a participating employee in respect of a particular fiscal year will be equal to a percentage of such individual's base salary as determined by the corporation's actual improvement in EVA for such fiscal year, which EVA target levels and incentive pay percentages shall be established annually by the Compensation and Human Resources Committee of the Board. In addition, the amount of annual incentive compensation accrued for a participating employee as determined by the level of EVA improvement achieved may be reduced if the participant fails to achieve individual performance objectives. Nothwithstanding the foregoing, in no event shall more than $5 million be paid to any participating employee under the EVA Incentive Program in a calendar year.

     RESOLVED
     FURTHER:

            The Board of Directors does hereby delegate to the Compensation and Human Resources Committee of the Board the authority to administer the EVA Incentive Program in accordance with these resolutions, including but not limited to establishing procedures for deferral and payment of the incentive pay accrued and the rules for forfeiture of accrued amounts by terminating employees, such committee being hereby authorized to take any and all action which may be deemed reasonably necessary or incidental to accomplishing the foregoing, all of such actions and undertakings being hereby authorized, approved and confirmed and declared to be binding upon this corporation as though each had been specifically authorized and approved, in advance, by this Board of Directors.

     RESOLVED
     FURTHER:

            For purposes of the foregoing resolutions, the "base salary" for any employee participating in the EVA Incentive Program shall be the base salary established for such employee effective as of April 1 of the particular fiscal year (or, if later, the date of hire), notwithstanding any change in an individual's base salary during such fiscal year.

     RESOLVED
     FURTHER:

            The Board of Directors of this corporation hereby orders that the foregoing EVA Incentive Program be submitted to the shareholders when convened in their next meeting and recommends approval of such program by the shareholders when so presented to them for consideration.


Dated: April 27, 1999.


                                        /s/ Elliot S. Kaplan
                                        --------------------------------------
                                        Elliot S. Kaplan
                                        Secretary